Exhibit 99.1 - News Release of Lee Enterprises, Incorporated dated May 2, 2011 Announcing its Withdrawal of Private Offerings of Senior Secured Notes and Common Stock

201 N. Harrison St.
Davenport, IA 52801

NEWS RELEASE

Lee Enterprises withdraws private offerings of senior secured notes and common stock

DAVENPORT, Iowa (May 2, 2011) — Lee Enterprises, Incorporated (NYSE: LEE) announced today that, as a result of market conditions, it has decided not to proceed with plans to privately offer $680 million of first priority lien senior secured notes due in 2017, $375 million of second priority lien senior secured notes due in 2018 and up to 8,928,175 shares of Lee Common Stock.

Mary Junck, chairman and chief executive officer, said: “Although we were pleased with investor interest, the proposed offerings did not result in terms and conditions that met our expectations or recognize the future value we expect for Lee stockholders. Refinancing our Credit Agreement and the Pulitzer Notes debt is among our highest priorities.  We will continue to pursue alternatives and intend to refinance our long-term debt before it matures in April 2012.”

This announcement is for informational purposes only and does not constitute an offer to sell or purchase or the solicitation of an offer to buy or sell any securities.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information that may be deemed forward-looking and that is based largely on Lee’s current expectations, and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks and uncertainties referenced from time to time in Lee’s filings with the Securities and Exchange Commission, including Lee’s Annual Report on Form 10-K for the year ended September 26, 2010. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. Lee does not undertake to publicly update or revise its forward-looking statements.

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